UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560

(Address of principal executive offices) (Zip Code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2018, Depomed, Inc. (the “Company”) entered into an offer letter (“Offer Letter”) with Phillip B. Donenberg pursuant to which Mr. Donenberg agreed to serve as the Company’s Chief Financial Officer and Senior Vice President effective July 16, 2018.

Mr. Donenberg, 57, has extensive experience with more than 23 years of leadership in finance, mergers and acquisitions and operations with most of his career focused in specialty pharmaceuticals and healthcare. Most recently, he served as Chief Financial Officer and Senior Vice President for AveXis, Inc. At AveXis, Mr. Donenberg led all aspects of financial management and accounting operations, controls and reporting processes and played a key role in the recent sale of AveXis to Novartis AG for $8.7 billion. Prior to AveXis, Mr. Donenberg held Chief Financial Officer and Senior Vice President positions for the past 18 years with BioSante Pharmaceuticals, Inc., 7 Wire Ventures LLC and RestorGenex Corporation. At BioSante, he was instrumental in the company’s transformation, from start-up to NASDAQ-listed, with two FDA product approvals, $200+ million in capital raised, successful mergers and acquisitions and product licensing and finally the successful sale of the company. Mr. Donenberg serves on the Board of Directors at IR2Dx, Inc., a privately-held diagnostics company for diabetes. Mr. Donenberg holds a B.A. in accountancy from the University of Illinois and is a Certified Public Accountant.

Pursuant to the terms of the Offer Letter, Mr. Donenberg’s base salary will be $425,000, with an annual target cash bonus of 50% of his base salary (pro-rated for 2018). The Offer Letter also provides that the Company will grant Mr. Donenberg (i) 87,163 restricted stock units (“RSUs”) which vest equally annually over three-years beginning on the anniversary of the employment commencement date and (ii) 87,163 performance stock units (“PSUs”) which vest in equal installments over three years with a one year cliff based on the relative total shareholder return (“TSR”) of the Company’s common stock against the Russell 3000 Pharmaceuticals Total Return Index over the period. The number of PSUs earned may range from 0% to 200% of the target amount. Mr. Donenberg will also enter into the Company’s standard forms of Management Continuity Agreement and Indemnification Agreement.

The foregoing descriptions of the Offer Letter and the forms of Management Continuity Agreement and Indemnification Agreement are qualified in their entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Form 10-Q for the six-month period ending June 30, 2018, the full text of the form of Management Continuity Agreement filed as an exhibit to the Company’s Form 10-Q filed on May 6, 2016, and the full text of the form of Indemnification Agreement filed as an exhibit to the Company’s Form 10-Q filed on November 9, 2006, respectively

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 7, 2018

/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

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